Contact:
Big 5 Sporting Goods Corporation
Barry Emerson
Sr. Vice President and Chief Financial Officer
(310) 536-0611
Integrated Corporate Relations, Inc.
John Mills
Managing Director
(310) 395-2215
BIG 5 SPORTING GOODS CORPORATION APPOINTS DAVID JESSICK TO BOARD OF DIRECTORS
EL SEGUNDO, Calif., — March 8, 2006 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today announced that David Jessick has been appointed to the Company’s Board of Directors, effective March 7, 2006. Mr. Jessick will serve on the Audit Committee of the Board of Directors. Mr. Jessick will replace John Danhakl, who has served as a director since 1997.
“We are pleased that David Jessick is joining our board,” said Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “We welcome the financial knowledge that he brings to the board and his many years of retail industry experience. We look forward to working with David as we continue to grow our business.”
Mr. Miller continued, “At the same time, we are sorry to see John Danhakl leave the board and we appreciate his contributions and guidance over the past nine years.”
Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corporation from June 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick is also a director of Pathmark Stores Inc., Dollar Financial Corp., Source Interlink Companies Inc., World Kitchen, Inc., and Pinnacle Foods Corp.

Mr. Jessick will stand for re-election to the Company’s Board of Directors when his current term expires at the Company’s 2006 annual meeting of stockholders.
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 324 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, operating expense fluctuations, disruption in product flow or increased costs related to distribution center operations, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and its Quarterly Report on Form 10-Q for the quarter ended October 2, 2005. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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